As filed with the Securities and Exchange Commission on June 25, 2015
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Hemispherx Biopharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	52-0845822
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1617 JFK Boulevard
Philadelphia, Pennsylvania 19103
(215) 988-0080
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William A. Carter, M.D., Chief Executive Officer
Hemispherx Biopharma, Inc.
1617 JFK Boulevard
Philadelphia, Pennsylvania 19103
(215) 988-0080 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard Feiner, Esq. Silverman Shin Byrne & Gilchrest PLLC 381 Park Avenue South, Suite 1601 New York, New York, 10016 (212) 779-8600 Fax (917) 720-0863

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box   ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered(1)(2)	Proposed Maximum Aggregate Offering Price(1)(3)	Amount of Registration Fee(4)(5)
Debt securities
Preferred Stock, par value $0.01 per share
Common Stock, par value $0.001 per share
Debt warrants
Equity warrants
Units
Total	$77,849,014	$9,046

(1)		Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II(D) to Form S-3 under the Securities Act of 1933, as amended.
(2)
Includes an indeterminate number of securities that may be issued in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange.

(3)		With respect to debt securities, excluding accrued interest and accrued amortization of discount, if any, to the date of delivery.
(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(5)
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the securities registered pursuant to this Registration Statement include unsold securities previously registered on the registrant’s Registration Statement on Form S-3 (Registration No. 333-182216) (the “2012 Registration Statement”). The 2012 Registration Statement registered securities for a maximum offering price of $150,000,000. $77,849,014 worth of securities were not sold under the 2012 Registration Statement. In connection with the registration of such unsold securities on the 2012 Registration Statement, the registrant paid filing fees of $6,938 which fees will continue to be applied to such unsold securities included in this Registration Statement. Pursuant to Rule 415(a)(6), the offering of unsold securities under the 2012 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated June 25, 2015
PROSPECTUS
HEMISPHERX BIOPHARMA, INC.
$77,849,014
Debt Securities
Preferred Stock
Common Stock
Debt Warrants
Equity Warrants
Units

We may from time to time offer to sell any combination of debt securities, preferred stock, common stock, debt warrants, equity warrants and units described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $77,849,014.
This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.
We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.
Our common stock is traded on the NYSE MKT under the symbol “HEB.” On June 1, 2015, the last reported sale price for our common stock on the NYSE MKT was $0.23 per share. The aggregate market value of the outstanding shares of our common stock held by non-affiliates was $54,904,932, based on 242,554,673 shares of common stock outstanding, of which 238,717,096 are held by non-affiliates, and a closing sale price on NYSE MKT of $0.23 on June 1, 2015. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our “public float” (the market value of our common stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75,000,000. We have sold 16,677,755 shares of our common stock pursuant to General Instruction I.B.6. of Form S-3 during the twelve calendar months prior to and including the date of this prospectus.

Investing in our securities involves risks. See “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2015

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS3
ABOUT HEMISPHERX3
RISK FACTORS4
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS4
USE OF PROCEEDS5
RATIO OF EARNINGS TO FIXED CHARGES5
PLAN OF DISTRIBUTION6
DESCRIPTION OF DEBT SECURITIES8
DESCRIPTION OF COMMON STOCK17
DESCRIPTION OF PREFERRED STOCK19
DESCRIPTION OF WARRANTS21
DESCRIPTION OF UNITS24
GLOBAL SECURITIES25
CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY’S28
LEGAL MATTERS31
EXPERTS31
LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON31
WHERE YOU CAN FIND MORE INFORMATION31
INFORMATION INCORPORATED BY REFERENCE32
SIGNATURESII-8

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ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $77,849,014. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference.” We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.
We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

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ABOUT HEMISPHERX

Hemispherx Biopharma, Inc. and its subsidiaries (collectively, “Hemispherx”, “Company”, “we" or “us”) are a specialty pharmaceutical company headquartered in Philadelphia, Pennsylvania and engaged in the clinical development of new drug therapies based on natural immune system enhancing technologies for the treatment of viral and immune based disorders. We were founded in the early 1970s doing contract research for the National Institutes of Health. Since that time, we have established a strong foundation of laboratory, pre-clinical and clinical data with respect to the development of natural interferon and nucleic acids to enhance the natural antiviral defense system of the human body and to aid the development of therapeutic products for the treatment of certain chronic diseases. We have three domestic subsidiaries BioPro Corp., BioAegean Corp., and Core BioTech Corp., all of which are incorporated in Delaware and are dormant. Our foreign subsidiary is Hemispherx Biopharma Europe N.V./S.A. which was established in Belgium in 1998.
Our flagship products include Alferon N Injection® and the experimental therapeutic Ampligen®. Alferon N Injection® is approved for a category of STD infection, and Ampligen® represents an experimental RNA being developed for globally important viral diseases and disorders of the immune system. Hemispherx' platform technology includes components for potential treatment of various severely debilitating and life threatening diseases. Alferon® LDO (Low Dose Oral) is a formulation under development targeting influenza. We own and operate a 43,000 sq. ft. FDA approved facility in New Brunswick, NJ.
Our principal executive offices are located at One Penn Center, 1617 JFK Boulevard, Suite 500, Philadelphia, Pennsylvania 19103, and our telephone number is 215-988-0080. We maintain a website at “http://www.hemispherx.net.” Information contained on our website is not considered to be a part of, nor incorporated by reference in, this prospectus. Unless the context requires otherwise, references in this prospectus to “Hemispherx,” the Company,” “we,” “us” and “our” refer to Hemispherx Biopharma, Inc.

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RISK FACTORS

You should carefully consider the specific risks set forth under “Risk Factors” in the applicable prospectus supplement, under “Risk Factors” under Item 1A of Part I of our most recent annual report on Form 10-K, and under “Risk Factors” under Item 1A of Part II of our subsequent quarterly reports on Form 10-Q, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which is incorporated by reference in this prospectus, before making an investment decision. For more information, see “Information Incorporated by Reference.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any statements in this prospectus and the information incorporated herein by reference about our expectations, beliefs, plans, objectives, assumptions or future events or performance that are not historical facts are forward-looking statements. You can identify these forward-looking statements by the use of words or phrases such as “believe”, “may”, “could”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “seek”, “plan”, “expect”, “should”, or “would”. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties inherent in our business including, without limitation: the potential therapeutic effect of our products, the possibility of obtaining regulatory approval, our ability to manufacture and sell any products, our ability to enter into arrangements with third party vendors, market acceptance or our products, our ability to earn a profit from sales or licenses of any drugs, our ability to discover new drugs in the future, changing market conditions, changes in laws and regulations affecting our industry, issues related to operations at of our New Brunswick, New Jersey facility; and other risks detailed in the documents incorporated by reference in this prospectus. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, our results could differ materially from the expectations in these statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus, and we are not under any obligation to update our respective forward-looking statements and do not intend to do so.

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USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we plan to allocate the net proceeds from the offering towards research and development, operations and general and administrative purposes related to the commercialization of Ampligen® and Alferon® related products, including, but not limited to, the following: (1) costs associated with validation of Alferon® production and preparation for the FDA pre-approval inspections of the facility, (2) manufacture of commercial product, (3) potential new preclinical and/or clinical studies in order to gain commercial approval for Ampligen® and broader approvals for Alferon® and Alferon LDO®, (4) working capital to build and maintain sufficient inventory by procuring raw materials, supplies and other items for the New Brunswick manufacturing facility, as well as to remunerate outside contractors for necessary services, such as, final filling and finishing operations in order to meet any anticipated demand from normal operations as well as through the possible pursuit of other disease areas and/or geographic regions that may present themselves, (5) potential establishment of sales and marketing capabilities, as well as consideration towards the expansion of our manufacturing capacity, and (6) working capital for general and administrative expenses. We will set forth in the particular prospectus supplement our intended use for the net proceeds we receive from the sale of our securities under such prospectus supplement. Pending the uses described above, we plan to invest the net proceeds of this offering in short and medium-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

RATIO OF EARNINGS TO FIXED CHARGES
The following summary is qualified by the more detailed information appearing in the computation table found in Exhibit 12.1 to the registration statement of which this prospectus is part and the historical financial statements, including the notes to those financial statements, incorporated by reference in this prospectus. Our ratio of earnings to fixed charges for each of the years ended December 31, 2010 to 2014 and the three months ended March 31, 2015 was as follows:

	Year Ended December 31,					Three Months Ended March 31, 2015
	2010	2011	2012	2013	2014
Ratio of earnings to fixed charges(1)	—	—	—	—	—	—

(1)
For purposes of computing this ratio of earnings to fixed charges, fixed charges consist of interest expense and premiums, discounts and capital expenses related to debt (loss) before income taxes plus fixed charges. Earnings were insufficient to cover fixed charges by approximately $13.1 million, $9.0 million, $17.3 million, $16.2 million and $17.5 million for the years ended December 31, 2010, 2011, 2012, 2013 and 2014 and $3.4 million for the first three months of 2015. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding as of the date of this prospectus.

We have incurred approximately $103,000 in fixed charges in the past five years. Fixed charges mainly represent interest expensed as well as amortized discounts related to indebtedness. We have incurred Net Losses totaling approximately $13.1 million, $9.0 million, $17.4 million, $16.2 million and $17.5 million for the years ended December 31, 2010, 2011, 2012, 2013 and 2014, respectively, and $3.4 million for the first three months of 2015. Until we achieve profitability, we will not be able to cover our fixed charges from earnings.

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PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	through agents; and/or

•	directly to one or more purchasers.
We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We may sell the securities being offered by this prospectus by any method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, including without limitation sales made directly on the NYSE MKT, on any other existing trading market for our securities or to or through a market maker. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.
If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The

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underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.
We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common stock, which is currently listed on the NYSE MKT. We will apply to the NYSE MKT to list any additional shares of common stock that we offer and sell pursuant to a prospectus supplement. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using

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this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

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DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement the extent to which the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee to be identified in the applicable prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “Hemispherx,” “we,” “our” or “us” refer to Hemispherx Biopharma, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the debt securities of the series is payable;

•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•
the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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•
the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•
if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•
any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•
the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange; and

•
any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities. (Section 2.2)

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We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection In the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or

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in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•
we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:

•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series at its maturity;

•
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Hemispherx and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Hemispherx; or

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the

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indenture may constitute an event of default under certain of our indebtedness or that of our subsidiaries outstanding from time to time.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

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Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the debt securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

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We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments.

We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in

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the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:

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•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments. (Section 8.4).
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the laws of the State of New York. (Section 10.10)

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DESCRIPTION OF COMMON STOCK
The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation as subsequently amended, or certificate of incorporation, and Amended and Restated Bylaws, or bylaws, copies of which are on file with the Commission as exhibits to registration statements previously filed by us. See “Where You Can Find More Information.”
General
Our authorized capital stock currently consists of 350,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, $0.01 par value per share. As of June 1, 2015, we had 242,554,673 shares of common stock outstanding; an aggregate of 16,905,280 shares of common stock reserved for issuance upon exercise of outstanding stock options and warrants; and an aggregate of 687,543 shares of common stock reserved for issuance pursuant to future grants under our 2009 Equity Incentive Plan. As of June 1, 2015, we had approximately 660,684 shares of common stock that are not reserved for issuance or subject to restrictions (see “Limitations on Use” below).

The following summary of the rights of our common stock is not complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation, as subsequently amended, and amended and restated bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

Limitations on Use

Pursuant to our Certificate of Incorporation, there are specific limitations and restrictions on our ability to issue 150,000,000 of the 350,000,000 authorized shares of common stock, unless such issuances are primarily in connection with strategic transactions or other non-fundraising purpose that met certain significant criteria. If we want to issue any of these shares for other purposes, we must first seek stockholder approval. In September 2012, our stockholders authorized our Board to use 75,000,000 of the 150,000,000 shares for fundraising purposes.

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock are not entitled to cumulate voting rights with respect to the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.
Dividends
Subject to limitations under Delaware law and preferences that may apply to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends or other distribution, if any, as may be declared by our board of directors out of funds legally available therefor.

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Liquidation
In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of any outstanding preferred stock.
Rights and Preferences
The common stock has no preemptive, conversion or other rights to subscribe for additional securities. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Fully Paid and Nonassessable
All outstanding shares of our common stock are, and all shares of common stock to be outstanding upon completion of the offering will be, validly issued, fully paid and nonassessable.

Certificate of Incorporation and Bylaw Provisions
See “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws” for a description of provisions of our certificate of incorporation and bylaws which may have the effect of delaying changes in our control or management.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

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DESCRIPTION OF PREFERRED STOCK
We currently have authorized 5,000,000 shares of preferred stock, $0.01 par value per share. As of the date of this prospectus, we did not have any shares of preferred stock outstanding.
General
Prior to issuance of shares of each series of our undesignated preferred stock, our board of directors is required by the Delaware General Corporate Law, or DGCL, and our Amended and Restated Certificate of Incorporation as subsequently amended, or certificate of incorporation, to adopt resolutions and file a Certificate of Designations with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.
Subject to limitations prescribed by the DGCL, our certificate of incorporation and our Amended and Restated Bylaws, or bylaws, our board of directors is authorized to fix the number of shares constituting each series of preferred stock and the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of directors. Each series of preferred stock that we offer under this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.
The applicable prospectus supplement(s) will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

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•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange or market;

•
the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or another series of our preferred stock, including the conversion price (or its manner of calculation) and conversion period;

•	the terms and conditions, if applicable, upon which preferred stock will be exchangeable into our debt securities, including the exchange price, or its manner of calculation, and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•
any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

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Rank
Unless otherwise specified in the prospectus supplement, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Hemispherx, the preferred stock will rank:

•
senior to all classes or series of our common stock, and to all equity securities issued by us the terms of which specifically provide that such equity securities rank junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us;

•
on a parity with all equity securities issued by us that do not rank senior or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us; and

•
junior to all equity securities issued by us the terms of which do not specifically provide that such equity securities rank on a parity with or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us (including any entity with which we may be merged or consolidated or to which all or substantially all of our assets may be transferred or which transfers all or substantially all of our assets).

As used for these purposes, the term “equity securities” does not include convertible debt securities.
Transfer Agent and Registrar
The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF WARRANTS
We may issue debt warrants to purchase debt securities, as well as equity warrants to purchase common stock or preferred stock. The warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants may be issued directly by us or under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as shall be set forth in the prospectus supplement relating to warrants being offered pursuant to such prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.
Debt Warrants
The applicable prospectus supplement will describe the terms of debt warrants offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including the following:

•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

•
the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant;

•	the date on which the right to exercise the debt warrants will commence, and the date on which this right will expire;

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•	the maximum or minimum number of debt warrants which may be exercised at any time;

•	a discussion of any material Federal income tax considerations; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of debt warrants.
Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.
Equity Warrants
The applicable prospectus supplement will describe the following terms of equity warrants offered:

•	the title of the equity warrants;

•	the securities (i.e., common stock or preferred stock) for which the equity warrants are exercisable;

•	the price or prices at which the equity warrants will be issued;

•
if applicable, the designation and terms of the common stock or preferred stock with which the equity warrants are issued, and the number of equity warrants issued with each share of common stock or preferred stock;

•	if applicable, the date on and after which the equity warrants and the related common stock or preferred stock will be separately transferable;

•	if applicable, a discussion of any material Federal income tax considerations; and

•	any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of equity warrants.

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Prior to exercise of the equity warrants, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.
The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. No adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of our property in its entirety or substantially in its entirety, the holder of each outstanding equity warrant shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which the equity warrant was exercisable immediately prior to such transaction.
Exercise of Warrants
Each warrant will entitle the holder to purchase for cash such principal amount of securities or shares of stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.
The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

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DESCRIPTION OF UNITS
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Because the terms of any units we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We urge you to read the applicable prospectus supplement related to the specific units being offered, as well as the complete instruments that contain the terms of the securities that comprise those units. Certain of those instruments, or forms of those instruments, have been or will be filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the Commission.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

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•	any other terms of the units and their constituent securities.

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GLOBAL SECURITIES
Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law,

•	a “banking organization” within the meaning of the New York Banking Law,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from many countries that its participants (“Direct Participants”) deposit with it. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission.

Purchases of securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not

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receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all global securities deposited by Direct Participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee will not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will be responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, Beneficial Owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices will be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Securities are credited on the record date, as identified in a listing attached to the Omnibus Proxy.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with

34

securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as depository with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, security certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

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36

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE
COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS
Delaware Takeover Statute
We are subject to Section 203 of the DGCL. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:

•
prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	Subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

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Certificate of Incorporation and Bylaw Provisions
Provisions of our certificate of incorporation and bylaws may have the effect of making it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of our company by means of a tender offer, a proxy contest or otherwise. These provisions may also make the removal of incumbent officers and directors more difficult. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Hemispherx to first negotiate with us. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in our control.
In particular, our certificate of incorporation and bylaws, as currently amended, provide for the following:
Advance Notice Requirement
Stockholder proposals to be brought before an annual meeting of our stockholders must comply with advance notice procedures. These advance notice procedures require timely notice and apply in several situations, including stockholder proposals relating to the nominations of persons for election to the board of directors. Generally, to be timely, notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary date of the annual meeting for the preceding year, or where a Stockholder Proposal relates to nomination of candidates for director, not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year.

Issuance of Undesignated Preferred Stock
Our board of directors is authorized to issue, without further action by the stockholders, up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. As of the date of this prospectus, we have no shares of preferred stock designated or outstanding. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
Limitation of Liability and Indemnification of Officers and Directors
As permitted by Section 102 of the DGCL, we have adopted provisions in our certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

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•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.
These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.
As permitted by Section 145 of the DGCL, our bylaws provide that:

•	we may indemnify our directors, officers, employees and agents to the fullest extent permitted by the DGCL, subject to limited exceptions;

•	we may advance expenses to our directors, officers, employees and agents in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•	the rights provided in our bylaws are not exclusive.
We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

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LEGAL MATTERS
Silverman Shin Byrne & Gilchrest PLLC will issue an opinion about certain legal matters with respect to the securities.

EXPERTS
The consolidated financial statements and the related financial statement schedule appearing in this Prospectus and Registration Statement have been audited by McGladrey LLP, an independent registered public accounting firm, as stated in their reports appearing elsewhere herein, and are included in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

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LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the DGCL. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the Commission a registration statement on Form S-3 under the Securities Act, of which this prospectus forms a part. The rules and regulations of the Commission allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.
We file reports, proxy statements and other information with the Commission under the Exchange Act. You may read and copy this information from the Public Reference Room of the Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the Commission. The address of that website is www.sec.gov.
We also maintain a website at www.hemispherx.net through which you can access our filings with the Commission. The information contained in, or accessible through, our website is not a part of this prospectus.

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INFORMATION INCORPORATED BY REFERENCE
The Commission allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement, provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	our annual report on Form 10-K for the year ended December 31, 2014;

•	our quarterly report om Form 10-Q for the quarter ended March 31, 2015;

•	our current report on Form 8-K filed with the Commission on June 24, 2015;

•	our definitive proxy statement on Schedule 14A filed on October 10, 2014; and
•	A description of our common stock contained in our registration statement on Form S-1, SEC File No. 333-117178, and any amendment or report filed for the purpose of updating this description.

These documents may also be accessed on our website at www.hemispherx.net. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.
We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address:
Hemispherx Biopharma, Inc.
1617 JFK Boulevard, Ste. 500
Philadelphia, Pennsylvania 19103
Attention: Corporate Secretary
(215) 988-0800

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses payable by Hemispherx Biopharma, Inc. in connection with the sale of the securities being registered hereby. All amounts are estimates except the Securities and Exchange Commission registration fee.

SEC Filing Fees.......................................................................        $ 2,000
NYSE MKT Listing Fee..........................................................        $ -
Printing and Engraving Expenses............................................        $      3,000
Accounting Fees and Expenses................................................    $      8,000
Legal Fees and Expenses..........................................................    $     20,000
Transfer Agent and Registrar Fees...........................................    $      3,000
Miscellaneous...........................................................................    $      3,000
Total Expenses..........................................................................    $ 36,000

ITEM 15.	Indemnification of Directors and Officers.

The Registrant’s Amended and Restated Certificate of Incorporation provides that the Registrant shall indemnify to the extent permitted by Delaware law any person whom it may indemnify thereunder, including directors, officers, employees and agents of the Registrant. Such indemnification (other than an order by a court) shall be made by the Registrant only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. In addition, the Registrant's Amended and Restated Certificate of Incorporation eliminates, to the extent permitted by Delaware law, personal liability of directors to the Registrant and its stockholders for monetary damages for breach of fiduciary duty as directors.
The Registrant's authority to indemnify its directors and officers is governed by the provisions of Section 145 of the Delaware General Corporation Law, as follows:

(a)
A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b)
A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)
To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d)
Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)
Expenses (including attorneys' fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition or such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by former directors and officers and other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)
The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g)
A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)
For purposes of this section, references to the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)
For purposes of this section, references to "other enterprises" shall include employee benefit plans, references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan, and references to "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries, and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j)
The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)
The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section, or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

ITEM 16.	Exhibits.

Exhibit No. Description

1.1	Form of Underwriting Agreement. (1)

4.1	Specimen certificate representing our Common Stock.(2)

4.2	Form of Indenture.

4.3
Amended and Restated Rights Agreement, dated as of November 19, 2002, between the Company and Continental Stock Transfer & Trust Company. The Right Agreement includes the Form of Certificate of Designation, Preferences and Rights of the Series A Junior Participating Preferred Stock, the Form of Rights Certificate and the Summary of the Right to Purchase Preferred Stock.(3)

4.4	Form of Preferred Stock Certificate(1)

4.5	Form of Debt Security(1)

4.6	Form of Debt Warrant(1)

4.7	Form of Equity Warrant(1)

4.8	Form of Unit(1)

5.1	Opinion of Silverman Shin Byrne & Gilchrest PLLC, legal counsel.

12.1	Statement Of Computation Of Ratios

23.1	Consent of McGladrey LLP
23.2     Consent of Silverman Shin Byrne & Gilchrest PLLC, legal counsel (included in Exhibit 5.1).

24.1	Powers of Attorney (included on Signature Pages to this Registration Statement).

25.1	Statement of Eligibility of Trustee on Form T-1. (1)

(1)	To be filed either by amendment or incorporated herein by reference in connection with the offering of specific securities.

(2)
Filed with the Securities and Exchange Commission as an exhibit to the Company's Registration Statement on Form S-1 (Registration No. 33-93314) declared effective by the Securities and Exchange Commission on November 2, 1995.

(3)	Filed with the Securities and Exchange Commission on November 2, 2012 as an exhibit to the Company’s Registration Statement on Form 8-A12G/A (No. 0-27072) and is hereby incorporated by reference.

ITEM 17.	Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.
Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby further undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(1) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided , however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(c) The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(d) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.
(g) If and when applicable, the undersigned registrant, hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of such Act.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, this Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Philadelphia, Commonwealth of Pennsylvania, on the 24th day of June, 2015.

HEMISPHERX BIOPHARMA, INC.
(Registrant)

By:      William A. Carter, M.D.
/s/ William A. Carter, M.D.,
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Carter his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature                    Title                    Date

/s/ William A. Carter William A. Carter, M.D.	Chairman of the Board, Chief Executive Officer (Principal Executive) and Director	June 24, 2015
/s/ Thomas K. Equels Thomas K. Equels		June 24, 2015
/s/ Adam Pascale Adam Pascale		June 24, 2015
/s/ William M. Mitchell William M. Mitchell, M.D., Ph.D.	Director	June 24, 2015
/s/ Iraj E. Kiani Iraj E. Kiani, Ph.D.	Director	June 24, 2015
/s/ Peter W. Rodino Peter W. Rodino	Director	June 24, 2015

Hemispherx Biopharma, Inc.
Form S-3
Index to Exhibits

Exhibit No.    Description

4.2	Form of Indenture.

5.1	Opinion of Silverman Shin Byrne & Gilchrest PLLC, legal counsel.

12.1	Statement of Computation of Ratios.

23.1	Consent of McGladrey LLP, independent registered public accounting firm.

Exhibit 4.2

HEMISPHERX BIOPHARMA, INC.

INDENTURE
Dated as of                    , 20

[Name of Trustee]
Trustee

HEMISPHERX BIOPHARMA, INC.
Reconciliation and tie between Trust Indenture Act of 1939 and
Indenture, dated as of                     , 201

§ 310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.10
(b)	7.10
§ 311(a)	7.11
(b)	7.11
(c)	Not Applicable
§ 312(a)	2.6
(b)	10.3
(c)	10.3
§ 313(a)	7.6
(b)(1)	7.6
(b)(2)	7.6
(c)(1)	7.6
(d)	7.6
§ 314(a)	4.2, 10.5
(b)	Not Applicable
(c)(1)	10.4
(c)(2)	10.4
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	10.5
(f)	Not Applicable
§ 315(a)	7.1
(b)	7.5
(c)	7.1
(d)	7.1
(e)	6.14
§ 316(a)	2.10
(a)(1)(A)	6.12
(a)(1)(B)	6.13
(b)	6.8
§ 317(a)(1)	6.3
(a)(2)	6.4
(b)	2.5
§ 318(a)	10.1

Note	This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

Indenture dated as of                     , 20      between Hemispherx Biopharma, Inc., a company incorporated under the laws of Delaware (“Company”), and [                          ] (“Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities issued under this Indenture.
ARTICLE I.
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.1. Definitions.
“Additional Amounts” means any additional amounts which are required hereby or by any Security, under circumstances specified herein or therein, to be paid by the Company in respect of certain taxes imposed on Holders specified herein or therein and which are owing to such Holders.
“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under common control with such specified person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.
“Agent” means any Registrar, Paying Agent or Notice Agent.
“Board of Directors” means the board of directors of the Company or any duly authorized committee thereof.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.
“Business Day” means, unless otherwise provided by Board Resolution, Officer’s Certificate or supplemental indenture hereto for a particular Series, any day except a Saturday, Sunday or a legal holiday in The City of New York (or in connection with any payment, the place of payment) on which banking institutions are authorized or required by law, regulation or executive order to close.
“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.
“Company” means the party named as such above until a successor replaces it and thereafter means the successor.
“Company Order” means a written order signed in the name of the Company by an Officer.
“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business related to this Indenture shall be principally administered.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depositary for such Series by the Company, which Depositary shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such person, “Depositary” as used with respect to the Securities of any Series shall mean the Depositary with respect to the Securities of such Series.
“Discount Security” means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2.
“Dollars” and “$” means the currency of The United States of America.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Foreign Currency” means any currency or currency unit issued by a government other than the government of The United States of America.
“Foreign Government Obligations” means, with respect to Securities of any Series that are denominated in a Foreign Currency, direct obligations of, or obligations guaranteed by, the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof.
“GAAP” means accounting principles generally accepted in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.
“Global Security” or “Global Securities” means a Security or Securities, as the case may be, in the form established pursuant to Section 2.2 evidencing all or part of a Series of Securities, issued to the Depositary for such Series or its nominee, and registered in the name of such Depositary or nominee.
“Holder” or “Securityholder” means a person in whose name a Security is registered.
“Indenture” means this Indenture as amended or supplemented from time to time and shall include the form and terms of particular Series of Securities established as contemplated hereunder.
“interest” with respect to any Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.
“Maturity,” when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
“Officer” means the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary, and any Vice President of the Company.

“Officer’s Certificate” means a certificate signed by any Officer.
“Opinion of Counsel” means a written opinion of legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.
“person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“principal” of a Security means the principal of the Security plus, when appropriate, the premium, if any, on, and any Additional Amounts in respect of, the Security.
“Responsible Officer” means any officer of the Trustee in its Corporate Trust Office having responsibility for administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject.
“SEC” means the Securities and Exchange Commission.
“Securities” means the debentures, notes or other debt instruments of the Company of any Series authenticated and delivered under this Indenture.
“Series” or “Series of Securities” means each series of debentures, notes or other debt instruments of the Company created pursuant to Sections 2.1 and 2.2 hereof.
“Stated Maturity” when used with respect to any Security, means the date specified in such Security as the fixed date on which the principal of such Security or interest is due and payable.
“Subsidiary” of any specified person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.
“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture; provided , however , that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act as so amended.
“Trustee” means the person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each person who is then a Trustee hereunder, and if at any time there is more than one such person, “Trustee” as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.
“U.S. Government Obligations” means securities which are direct obligations of, or guaranteed by, The United States of America for the payment of which its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.
Section 1.2. Other Definitions.

TERM	DEFINED IN SECTION

“Bankruptcy Law”	6.1
“Custodian”	6.1
“Event of Default”	6.1
“Judgment Currency”	10.16
“Legal Holiday”	10.7
“mandatory sinking fund payment”	11.1
“Market Exchange Rate”	10.15
“New York Banking Day”	10.16
“Notice Agent”	2.4
“optional sinking fund payment”	11.1
“Paying Agent”	2.4
“Registrar”	2.4
“Required Currency”	10.16
“successor person”	5.1
Section 1.3. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
“Commission” means the SEC.
“indenture securities” means the Securities.
“indenture security holder” means a Securityholder.
“indenture to be qualified” means this Indenture.
“indenture trustee” or “institutional trustee” means the Trustee.
“obligor” on the indenture securities means the Company and any successor obligor upon the Securities.
All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

Section 1.4. Rules of Construction.
Unless the context otherwise requires:
(a) a term has the meaning assigned to it;
(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c) “or” is not exclusive;
(d) words in the singular include the plural, and in the plural include the singular; and
(e) provisions apply to successive events and transactions.
ARTICLE II.
THE SECURITIES
Section 2.1. Issuable in Series.
The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth or determined in the manner provided in a Board Resolution, supplemental indenture or Officer’s Certificate detailing the adoption of the terms thereof pursuant to authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, Officer’s Certificate or supplemental indenture detailing the adoption of the terms thereof pursuant to authority granted under a Board Resolution may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters, provided that all Series of Securities shall be equally and ratably entitled to the benefits of the Indenture.
Section 2.2. Establishment of Terms of Series of Securities.
At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Subsection 2.2.1 and either as to such Securities within the Series or as to the Series generally in the case of Subsections 2.2.2 through 2.2.24) by or pursuant to a Board Resolution, and set forth or determined in the manner provided in a Board Resolution, supplemental indenture hereto or Officer’s Certificate:
2.2.1. the title (which shall distinguish the Securities of that particular Series from the Securities of any other Series) and ranking (including the terms of any subordination provisions) of the Series;
2.2.2. the price or prices (expressed as a percentage of the principal amount thereof) at which the Securities of the Series will be issued;
2.2.3. any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.7, 2.8, 2.11, 3.6 or 9.6);

2.2.4. the date or dates on which the principal of the Securities of the Series is payable;
2.2.5. the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;
2.2.6. the place or places where the principal of and interest, if any, on the Securities of the Series shall be payable, where the Securities of such Series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such Series and this Indenture may be delivered, and the method of such payment, if by wire transfer, mail or other means;
2.2.7. if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the Series may be redeemed, in whole or in part, at the option of the Company;
2.2.8. the obligation, if any, of the Company to redeem or purchase the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
2.2.9. the dates, if any, on which and the price or prices at which the Securities of the Series will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;
2.2.10. if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Securities of the Series shall be issuable;
2.2.11. the forms of the Securities of the Series and whether the Securities will be issuable as Global Securities;
2.2.12. if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2;
2.2.13. the currency of denomination of the Securities of the Series, which may be Dollars or any Foreign Currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
2.2.14. the designation of the currency, currencies or currency units in which payment of the principal of and interest, if any, on the Securities of the Series will be made;
2.2.15. if payments of principal of or interest, if any, on the Securities of the Series are to be made in one or more currencies or currency units other than that or those in which such Securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

2.2.16. the manner in which the amounts of payment of principal of or interest, if any, on the Securities of the Series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
2.2.17. the provisions, if any, relating to any security provided for the Securities of the Series;
2.2.18. any addition to, deletion of or change in the Events of Default which applies to any Securities of the Series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.2;
2.2.19. any addition to, deletion of or change in the covenants set forth in Articles IV or V which applies to Securities of the Series;
2.2.20. any Depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such Series if other than those appointed herein;
2.2.21. the provisions, if any, relating to conversion or exchange of any Securities of such Series, including if applicable, the conversion or exchange price, the conversion or exchange period, provisions as to whether conversion or exchange will be mandatory, at the option of the Holders thereof or at the option of the Company, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such Series of Securities are redeemed; and
2.2.22. any other terms of the Series (which may supplement, modify or delete any provision of this Indenture insofar as it applies to such Series), including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of Securities of that Series.
All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture hereto or Officer’s Certificate referred to above.
Section 2.3. Execution and Authentication.
An Officer shall sign the Securities for the Company by manual or facsimile signature.
If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.
A Security shall not be valid until authenticated by the manual or facsimile signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officer’s Certificate, upon receipt by the Trustee of a Company Order. Each Security shall be dated the date of its authentication.

The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officer’s Certificate delivered pursuant to Section 2.2, except as provided in Section 2.8.
Prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to Section 7.2) shall be fully protected in relying on: (a) the Board Resolution, supplemental indenture hereto or Officer’s Certificate establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (b) an Officer’s Certificate complying with Section 10.4, and (c) an Opinion of Counsel complying with Section 10.4.
The Trustee shall have the right to decline to authenticate and deliver any Securities of such Series: (a) if the Trustee, being advised by counsel, determines that such action may not be taken lawfully; or (b) if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors and/or vice-presidents or a committee of Responsible Officers shall determine that such action would expose the Trustee to personal liability to Holders of any then outstanding Series of Securities.
The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.
Section 2.4. Registrar and Paying Agent.
The Company shall maintain, with respect to each Series of Securities, at the place or places specified with respect to such Series pursuant to Section 2.2, an office or agency where Securities of such Series may be presented or surrendered for payment (“ Paying Agent ”), where Securities of such Series may be surrendered for registration of transfer or exchange (“ Registrar ”) and where notices and demands to or upon the Company in respect of the Securities of such Series and this Indenture may be delivered (“ Notice Agent ”). The Registrar shall keep a register with respect to each Series of Securities and to their transfer and exchange. The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar, Paying Agent or Notice Agent. If at any time the Company shall fail to maintain any such required Registrar, Paying Agent or Notice Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
The Company may also from time to time designate one or more co-registrars, additional paying agents or additional notice agents and may from time to time rescind such designations; provided , however , that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain a Registrar, Paying Agent and Notice Agent in each place so specified pursuant to Section 2.2 for Securities of any Series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar, additional paying agent or additional notice agent. The term “ Registrar ” includes any co-registrar; the term “ Paying Agent ” includes any additional paying agent; and the term “ Notice Agent ” includes any additional notice agent. The Company or any of its Affiliates may serve as Registrar or Paying Agent.

The Company hereby appoints the Trustee the initial Registrar, Paying Agent and Notice Agent for each Series unless another Registrar, Paying Agent or Notice Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued.
Section 2.5. Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Securityholders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Series of Securities, and will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Securityholders of any Series of Securities all money held by it as Paying Agent. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.
Section 2.6. Securityholder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of each Series of Securities and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders of each Series of Securities.
Section 2.7. Transfer and Exchange.
Where Securities of a Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.6 or 9.6).
Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Securities of any Series for the period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of Securities of that Series selected for redemption and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

Section 2.8. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity bond as may be required by each of them to hold itself and any of its agents harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Every new Security of any Series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.
The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
Section 2.9. Outstanding Securities.
The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Security effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding.
If a Security is replaced pursuant to Section 2.8, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.
If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds on the Maturity of Securities of a Series money sufficient to pay such Securities payable on that date, then on and after that date such Securities of the Series cease to be outstanding and interest on them ceases to accrue.

The Company may purchase or otherwise acquire the Securities, whether by open market purchases, negotiated transactions or otherwise. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.
In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.2.
Section 2.10. Treasury Securities.
In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any request, demand, authorization, direction, notice, consent or waiver, Securities of a Series owned by the Company or any Affiliate of the Company shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver only Securities of a Series that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.
Section 2.11. Temporary Securities.
Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a Company Order. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee upon receipt of a Company Order shall authenticate definitive Securities of the same Series and date of maturity in exchange for temporary Securities. Until so exchanged, temporary securities shall have the same rights under this Indenture as the definitive Securities.
Section 2.12. Cancellation.
The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, replacement or cancellation and shall destroy such canceled Securities (subject to the record retention requirement of the Exchange Act and the Trustee) and deliver a certificate of such cancellation to the Company upon written request of the Company. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.
Section 2.13. Defaulted Interest.
If the Company defaults in a payment of interest on a Series of Securities, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Securityholders of the Series on a subsequent special record date. The Company shall fix the record date and payment date. At least 10 days before the special record date, the Company shall mail to the Trustee and to each

Securityholder of the Series a notice that states the special record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.
Section 2.14. Global Securities.
2.14.1. Terms of Securities. A Board Resolution, a supplemental indenture hereto or an Officer’s Certificate shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depositary for such Global Security or Securities.
2.14.2. Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.7 of the Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.7 of the Indenture for Securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event or (ii) the Company executes and delivers to the Trustee an Officer’s Certificate to the effect that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.
Except as provided in this Section 2.14.2, a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.
2.14.3. Legend. Any Global Security issued hereunder shall bear a legend in substantially the following form:
“This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.”
2.14.4. Acts of Holders. The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.
2.14.5. Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.2, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof.

2.14.6. Consents, Declaration and Directions. The Company, the Trustee and any Agent shall treat a person as the Holder of such principal amount of outstanding Securities of such Series represented by a Global Security as shall be specified in a written statement of the Depositary or by the applicable procedures of such Depositary with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.
Section 2.15. CUSIP Numbers.
The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.
ARTICLE III.
REDEMPTION
Section 3.1. Notice to Trustee.
The Company may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Securities. If a Series of Securities is redeemable and the Company wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Series of Securities to be redeemed. The Company shall give the notice at least 15 days before the redemption date.
Section 3.2. Selection of Securities to be Redeemed.
Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate, if less than all the Securities of a Series are to be redeemed, the Trustee shall select the Securities of the Series to be redeemed in any manner that the Trustee deems fair and appropriate, including by lot or other method, unless otherwise required by law or applicable stock exchange requirements, subject, in the case of Global Securities, to the applicable rules and procedures of the Depositary. The Trustee shall make the selection from Securities of the Series outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities of the Series that have denominations larger than $1,000. Securities of the Series and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000 or, with respect to Securities of any Series issuable in other denominations pursuant to Section 2.2.10, the minimum principal denomination for each Series and the authorized integral multiples thereof. Provisions of this Indenture that apply to Securities of a Series called for redemption also apply to portions of Securities of that Series called for redemption.
Section 3.3. Notice of Redemption.

Unless otherwise indicated for a particular Series by Board Resolution, a supplemental indenture hereto or an Officer’s Certificate, at least 15 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed.
The notice shall identify the Securities of the Series to be redeemed and shall state:
(a) the redemption date;
(b) the redemption price;
(c) the name and address of the Paying Agent;
(d) if any Securities are being redeemed in part, the portion of the principal amount of such Securities to be redeemed and that, after the redemption date and upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion of the original Security shall be issued in the name of the Holder thereof upon cancellation of the original Security;
(e) that Securities of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(f) that interest on Securities of the Series called for redemption ceases to accrue on and after the redemption date unless the Company defaults in the deposit of the redemption price;
(g) the CUSIP number, if any; and
(h) any other information as may be required by the terms of the particular Series or the Securities of a Series being redeemed.
At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense, provided, however, that the Company has delivered to the Trustee, at least 10 days (unless a shorter time shall be acceptable to the Trustee) prior to the notice date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice.
Section 3.4. Effect of Notice of Redemption.

Once notice of redemption is mailed as provided in Section 3.3, Securities of a Series called for redemption become due and payable on the redemption date and at the redemption price. Except as otherwise provided in the supplemental indenture, Board Resolution or Officer’s Certificate for a Series, a notice of redemption may not be conditional. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to the redemption date.

Section 3.5. Deposit of Redemption Price.
On or before 11:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date.
Section 3.6. Securities Redeemed in Part.
Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security of the same Series and the same maturity equal in principal amount to the unredeemed portion of the Security surrendered.
ARTICLE IV.
COVENANTS
Section 4.1. Payment of Principal and Interest.
The Company covenants and agrees for the benefit of the Holders of each Series of Securities that it will duly and punctually pay the principal of and interest, if any, on the Securities of that Series in accordance with the terms of such Securities and this Indenture. On or before 11:00 a.m., New York City time, on the applicable payment date, the Company shall deposit with the Paying Agent money sufficient to pay the principal of and interest, if any, on the Securities of each Series in accordance with the terms of such Securities and this Indenture.
Section 4.2. SEC Reports.
To the extent any Securities of a Series are outstanding, the Company shall deliver to the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA § 314(a). Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the Trustee as of the time of such filing via EDGAR for purposes of this Section 4.2.
Delivery of reports, information and documents to the Trustee under this Section 4.2 are for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.3. Compliance Certificate.
To the extent any Securities of a Series are outstanding, the Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his/her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which the Officer may have knowledge).
The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
Section 4.4. Stay, Extension and Usury Laws.
The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.5. Corporate Existence.
Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any such right if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.
ARTICLE V.
SUCCESSORS
Section 5.1. When Company May Merge, Etc.
The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, any person (a “ successor person ”) unless:

(a) the Company is the surviving corporation or the successor person (if other than the Company) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes the Company’s obligations on the Securities and under this Indenture; and
(b) immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officer’s Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and any supplemental indenture comply with this Indenture.

Notwithstanding the above, any Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties to the Company. Neither an Officer’s Certificate nor an Opinion of Counsel shall be required to be delivered in connection therewith.
Section 5.2. Successor Corporation Substituted.
Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person has been named as the Company herein; provided , however , that the predecessor Company in the case of a sale, conveyance or other disposition (other than a lease) shall be released from all obligations and covenants under this Indenture and the Securities.
ARTICLE VI.
DEFAULTS AND REMEDIES
Section 6.1. Events of Default.
“Event of Default,” wherever used herein with respect to Securities of any Series, means any one of the following events, unless in the establishing Board Resolution, supplemental indenture or Officer’s Certificate, it is provided that such Series shall not have the benefit of said Event of Default:
(a) default in the payment of any interest on any Security of that Series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by the Company with the Trustee or with a Paying Agent prior to 11:00 a.m., New York City time, on the 30 th day of such period); or
(b) default in the payment of principal of any Security of that Series at its Maturity; or
(c) default in the performance or breach of any covenant or warranty of the Company in this Indenture (other than defaults pursuant to paragraphs (a) or (b) above or pursuant to a covenant or warranty that has been included in this Indenture solely for the benefit of Series of Securities other than that Series), which default continues uncured for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities of that Series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
(d) the Company pursuant to or within the meaning of any Bankruptcy Law:
(i) commences a voluntary case,
(ii) consents to the entry of an order for relief against it in an involuntary case,
(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,
(iv) makes a general assignment for the benefit of its creditors, or
(v) generally is unable to pay its debts as the same become due; or

(e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i) is for relief against the Company in an involuntary case,
(ii) appoints a Custodian of the Company or for all or substantially all of its property, or
(iii) orders the liquidation of the Company,
and the order or decree remains unstayed and in effect for 60 days; or
(f) any other Event of Default provided with respect to Securities of that Series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate, in accordance with Section 2.2.18.
The term “Bankruptcy Law” means title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term “ Custodian ” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
Section 6.2. Acceleration of Maturity; Rescission and Annulment.
If an Event of Default with respect to Securities of any Series at the time outstanding occurs and is continuing (other than an Event of Default referred to in Section 6.1(d) or (e)) then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Securities of that Series may declare the principal amount (or, if any Securities of that Series are Discount Securities, such portion of the principal amount as may be specified in the terms of such Securities) of and accrued and unpaid interest, if any, on all of the Securities of that Series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Section 6.1(d) or (e) shall occur, the principal amount (or specified amount) of and accrued and unpaid interest, if any, on all outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
At any time after such a declaration of acceleration with respect to any Series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the outstanding Securities of that Series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if all Events of Default with respect to Securities of that Series, other than the non-payment of the principal and interest, if any, of Securities of that Series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.
No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 6.3. Collection of Indebtedness and Suits for Enforcement by Trustee.
The Company covenants that if
(a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or
(b) default is made in the payment of principal of any Security at the Maturity thereof, or
(c) default is made in the deposit of any sinking fund payment, if any, when and as due by the terms of a Security, then, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and any overdue interest at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.
If an Event of Default with respect to any Securities of any Series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such Series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
Section 6.4. Trustee May File Proofs of Claim.
In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
(a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.5. Trustee May Enforce Claims Without Possession of Securities.
All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
Section 6.6. Application of Money Collected.
Any money or property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
First: To the payment of all amounts due the Trustee under Section 7.7; and
Second: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and
Third: To the Company.
Section 6.7. Limitation on Suits.
No Holder of any Security of any Series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that Series;
(b) the Holders of not less than 25% in principal amount of the outstanding Securities of that Series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request;
(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities of that Series;
it being understood, intended and expressly covenanted by the Holder of every Security with every other Holder and the Trustee that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders of the applicable Series.
Section 6.8. Unconditional Right of Holders to Receive Principal and Interest.
Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Security on the Maturity of such Security, including the Stated Maturity expressed in such Security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
Section 6.9. Restoration of Rights and Remedies.
If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
Section 6.10. Rights and Remedies Cumulative.
Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 6.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 6.12. Control by Holders.
The Holders of a majority in principal amount of the outstanding Securities of any Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series, provided that
(a) such direction shall not be in conflict with any rule of law or with this Indenture,
(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction,
(c) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability, and
(d) prior to taking any action as directed under this Section 6.12, the Trustee shall be entitled to indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
Section 6.13. Waiver of Past Defaults.
The Holders of not less than a majority in principal amount of the outstanding Securities of any Series may on behalf of the Holders of all the Securities of such Series waive any past Default hereunder with respect to such Series and its consequences, except a Default in the payment of the principal of or interest on any Security of such Series (provided, however, that the Holders of a majority in principal amount of the outstanding Securities of any Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.14. Undertaking for Costs.
All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the Maturity of such Security, including the Stated Maturity expressed in such Security (or, in the case of redemption, on the redemption date).
ARTICLE VII.
TRUSTEE
Section 7.1. Duties of Trustee.
(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b) Except during the continuance of an Event of Default:
(i) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.
(ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; however , in the case of any such Officer’s Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officer’s Certificates and Opinions of Counsel to determine whether or not they conform to the form requirements of this Indenture.
(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i) This paragraph does not limit the effect of paragraph (b) of this Section.
(ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.
(iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Securities of any Series in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities of such Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this

Indenture with respect to the Securities of such Series in accordance with Section 6.12.
(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraph (a), (b) and (c) of this Section.
(e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in performing such duty or exercising such right or power.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(g) No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if adequate indemnity against such risk is not assured to the Trustee in its satisfaction.
(h) The Paying Agent, the Registrar and any authenticating agent shall be entitled to the protections and immunities as are set forth in paragraphs (e), (f) and (g) of this Section and in Section 7.2, each with respect to the Trustee.
Section 7.2. Rights of Trustee.
(a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.
(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depositary.
(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute willful misconduct or negligence.
(e) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder without willful misconduct or negligence, and in reliance thereon.
(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.
(h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities generally or the Securities of a particular Series and this Indenture.

(i) In no event shall the Trustee be liable to any person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.
(j) The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.
Section 7.3. Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee is also subject to Sections 7.10 and 7.11.
Section 7.4. Trustee’s Disclaimer.
The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its authentication.
Section 7.5. Notice of Defaults.
If a Default or Event of Default occurs and is continuing with respect to the Securities of any Series and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Securityholder of the Securities of that Series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a Responsible Officer of the Trustee has knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security of any Series, the Trustee may withhold the notice if and so long as its corporate trust committee or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders of that Series.
Section 7.6. Reports by Trustee to Holders.
Within 60 days after [            ] 1 in each year, the Trustee shall transmit by mail to all Securityholders, as their names and addresses appear on the register kept by the Registrar, a brief report dated as of such [              ] 1, in accordance with, and to the extent required under, TIA § 313.
A copy of each report at the time of its mailing to Securityholders of any Series shall be filed with the SEC and each national securities exchange on which the Securities of that Series are listed. The Company shall promptly notify the Trustee in writing when Securities of any Series are listed on any national securities exchange.
Section 7.7. Compensation and Indemnity.
The Company shall pay to the Trustee from time to time compensation for its services as the Company and the Trustee shall from time to time agree upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out of pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.
The Company shall indemnify each of the Trustee and any predecessor Trustee (including the cost of defending itself) against any cost, expense or liability, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it except as set forth in the next paragraph in the performance of its duties under this Indenture as Trustee or Agent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, unless and to the extent that the Company is materially prejudiced thereby. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have one separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee.
The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee through willful misconduct or negligence.
To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities of any Series on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Securities of that Series.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(d) or (e) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.
The provisions of this Section shall survive the termination of this Indenture.
Section 7.8. Replacement of Trustee.
A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.
The Trustee may resign with respect to the Securities of one or more Series by so notifying the Company at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and the Company. The Company may remove the Trustee with respect to Securities of one or more Series if:
(a) the Trustee fails to comply with Section 7.10;
(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(c) a Custodian or public officer takes charge of the Trustee or its property; or
(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
If a successor Trustee with respect to the Securities of any one or more Series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least a majority in principal amount of the Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to each Series of Securities for which it is acting as Trustee under this Indenture. A successor Trustee shall mail a notice of its succession to each Securityholder of each such Series. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it for actions taken or omitted to be taken in accordance with its rights, powers and duties under this Indenture prior to such replacement.
Section 7.9. Successor Trustee by Merger, Etc.
If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, subject to Section 7.10.
Section 7.10. Eligibility; Disqualification.
This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee shall always have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b).
Section 7.11. Preferential Collection of Claims Against Company.
The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VIII.
SATISFACTION AND DISCHARGE; DEFEASANCE
Section 8.1. Satisfaction and Discharge of Indenture.
This Indenture shall upon Company Order cease to be of further effect (except as hereinafter provided in this Section 8.1), and the Trustee, at the expense of the Company, shall execute instruments acknowledging satisfaction and discharge of this Indenture, when
(a) either
(i) all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the Trustee for cancellation; or
(ii) all such Securities not theretofore delivered to the Trustee for cancellation
(1) have become due and payable, or
(2) will become due and payable at their Stated Maturity within one year, or
(3) have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, or
(4) are deemed paid and discharged pursuant to Section 8.3, as applicable;
and the Company, in the case of (1), (2) or (3) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient for the purpose of paying and discharging the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable on or prior to the date of such deposit) or to the Stated Maturity or redemption date, as the case may be;
(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.7, and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Sections 2.4, 2.7, 2.8, 8.2 and 8.5 shall survive.
Section 8.2. Application of Trust Funds; Indemnification.
(a) Subject to the provisions of Section 8.5, all money deposited with the Trustee pursuant to Section 8.1, all money and U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee pursuant to Section 8.3 or 8.4 and all money received by the Trustee in respect of U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee pursuant to Section 8.3 or 8.4, shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Sections 8.3 or 8.4.
(b) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations or Foreign Government Obligations deposited pursuant to Sections 8.3 or 8.4 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.
(c) The Trustee shall deliver or pay to the Company from time to time upon Company Order any U.S. Government Obligations or Foreign Government Obligations or money held by it as provided in Sections 8.3 or 8.4 which, in the opinion of a nationally recognized firm of independent certified public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or Foreign Government Obligations or money were deposited or received. This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations or Foreign Government Obligations held under this Indenture.
Section 8.3. Legal Defeasance of Securities of any Series.
Unless this Section 8.3 is otherwise specified, pursuant to Section 2.2.20, to be inapplicable to Securities of any Series, the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Securities of any Series on the 91st day after the date of the deposit referred to in subparagraph (d) hereof, and the provisions of this Indenture, as it relates to such outstanding Securities of such Series, shall no longer be in effect (and the Trustee, at the expense of the Company, shall, upon receipt of a Company Order, execute instruments acknowledging the same), except as to:
(a) the rights of Holders of Securities of such Series to receive, from the trust funds described in subparagraph (d) hereof, (i) payment of the principal of and each installment of principal of and interest on the outstanding Securities of such Series on the Maturity of such principal or installment of principal or interest and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities of such Series on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such Series;
(b) the provisions of Sections 2.4, 2.7, 2.8, 8.2, 8.3 and 8.5; and
(c) the rights, powers, trust and immunities of the Trustee hereunder and the Company’s obligations in connection therewith;
provided that, the following conditions shall have been satisfied:
(d) the Company shall have deposited or caused to be irrevocably deposited (except as provided in Section 8.2(c)) with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of such Securities (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars and/or U.S. Government Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of all the Securities of such Series on the dates such installments of interest or principal and such sinking fund payments are due;
(e) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;
(f) no Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;
(g) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Securities of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;
(h) the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and
(i) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this Section have been complied with.
Section 8.4. Covenant Defeasance.
Unless this Section 8.4 is otherwise specified pursuant to Section 2.2.20 to be inapplicable to Securities of any Series, the Company may omit to comply with respect to the Securities of any Series with any term, provision or condition set forth under Sections 4.2, 4.3, 4.4, 4.5, and 5.1 as well as any additional covenants specified in a supplemental indenture for such Series of Securities or a Board Resolution or an Officer’s Certificate delivered pursuant to Section 2.2.20 (and the failure to comply with any such covenants shall not constitute a Default or Event of Default with respect to such Series under Section 6.1) and the occurrence of any event specified in a supplemental indenture for such Series of Securities or a Board Resolution or an Officer’s Certificate delivered pursuant to Section 2.2.18 and designated as an Event of Default shall not constitute a Default or Event of Default hereunder, with respect to the Securities of such Series, provided that the following conditions shall have been satisfied:
(a) With reference to this Section 8.4, the Company has deposited or caused to be irrevocably deposited (except as provided in Section 8.2(c)) with the Trustee as trust funds in trust for the purpose of making the following payments specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars and/or U.S. Government Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of the Securities of such Series on the dates such installments of interest or principal and such sinking fund payments are due;
(b) Such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;
(c) No Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit;
(d) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;
(e) The Company shall have delivered to the Trustee an Officer’s Certificate stating the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and
(f) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the covenant defeasance contemplated by this Section have been complied with.
Section 8.5. Repayment to Company.
Subject to applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal and interest that remains unclaimed for two years. After that, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.
Section 8.6. Reinstatement.
If the Trustee or the Paying Agent is unable to apply any money deposited with respect to Securities of any Series in accordance with Section 8.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture with respect to the Securities of such Series and under the Securities of such Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.1; provided , however , that if the Company has made any payment of principal of or interest on or any Additional Amounts with respect to any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX.
AMENDMENTS AND WAIVERS
Section 9.1. Without Consent of Holders.
The Company and the Trustee may amend or supplement this Indenture or the Securities of one or more Series without the consent of any Securityholder:
(a) to cure any ambiguity, defect or inconsistency;
(b) to comply with Article V;
(c) to provide for uncertificated Securities in addition to or in place of certificated Securities;
(d) to make any change that does not adversely affect the rights of any Securityholder;
(e) to provide for the issuance of and establish the form and terms and conditions of Securities of any Series as permitted by this Indenture;
(f) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or
(g) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.
Section 9.2. With Consent of Holders.
The Company and the Trustee may enter into a supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Securityholders of each such Series. Except as provided in Section 6.13, the Holders of at least a majority in principal amount of the outstanding Securities of any Series by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series) may waive compliance by the Company with any provision of this Indenture or the Securities with respect to such Series.
It shall not be necessary for the consent of the Holders of Securities under this Section 9.2 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. After a supplemental indenture or waiver under this section becomes effective, the Company shall mail to the Holders of Securities affected thereby, a notice briefly describing the supplemental indenture or waiver. Any failure by the Company to mail or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.3. Limitations.
Without the consent of each Securityholder affected, an amendment or waiver may not:
(a) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;
(b) reduce the rate of or extend the time for payment of interest (including default interest) on any Security;
(c) reduce the principal or change the Stated Maturity of any Security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;
(d) reduce the principal amount of Discount Securities payable upon acceleration of the maturity thereof;
(e) waive a Default or Event of Default in the payment of the principal of or interest, if any, on any Security (except a rescission of acceleration of the Securities of any Series by the Holders of at least a majority in principal amount of the outstanding Securities of such Series and a waiver of the payment default that resulted from such acceleration);
(f) make the principal of or interest, if any, on any Security payable in any currency other than that stated in the Security;
(g) make any change in Sections 6.8, 6.13 or 9.3 (this sentence); or
(h) waive a redemption payment with respect to any Security, provided that such redemption is made at the Company’s option.

Section 9.4. Compliance with Trust Indenture Act.
Every amendment to this Indenture or the Securities of one or more Series shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.
Section 9.5. Revocation and Effect of Consents.
Until an amendment is set forth in a supplemental indenture or a waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date of the supplemental indenture or the date the waiver becomes effective.
Any amendment or waiver once effective shall bind every Securityholder of each Series affected by such amendment or waiver unless it is of the type described in any of clauses (a) through (h) of Section 9.3. In that case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Section 9.6. Notation on or Exchange of Securities.
The Trustee may place an appropriate notation about an amendment or waiver on any Security of any Series thereafter authenticated. The Company in exchange for Securities of that Series may issue and the Trustee shall authenticate upon request new Securities of that Series that reflect the amendment or waiver.
Section 9.7. Trustee Protected.
In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officer’s Certificate or an Opinion of Counsel or both complying with Section 10.4. The Trustee shall sign all supplemental indentures upon delivery of such an Officer’s Certificate or Opinion of Counsel or both, except that the Trustee need not sign any supplemental indenture that adversely affects its rights.
ARTICLE X.
MISCELLANEOUS
Section 10.1. Trust Indenture Act Controls.
If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.
Section 10.2. Notices.
Any notice or communication by the Company or the Trustee to the other, or by a Holder to the Company or the Trustee, is duly given if in writing and delivered in person or mailed by first-class mail:
if to the Company:
Hemispherx Biopharma, Inc.
1617 JFK Boulevard
Philadelphia, Pennsylvania 19103
Attention: Chief Financial Officer
Telephone: (215) 988-0080
with a copy to:
Silverman Shin Byrne & Gilchrest PLLC
381 Park Avenue South, Suite 1601
New York, New York, 10016
Attention: Richard Feiner
Telephone: (212) 779-8600

if to the Trustee:
[            ]
Attention: [            ]
Telephone: [            ]
with a copy to:
[            ]
Attention: [            ]
Telephone: [            ]
The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder of any Series or any defect in it shall not affect its sufficiency with respect to other Securityholders of that or any other Series.
If a notice or communication is mailed or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Securityholder receives it.
If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given to the Depositary for such Security (or its designee) pursuant to the customary procedures of such Depositary.
Section 10.3. Communication by Holders with Other Holders.
Securityholders of any Series may communicate pursuant to TIA § 312(b) with other Securityholders of that Series or any other Series with respect to their rights under this Indenture or the Securities of that Series or all Series. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
Section 10.4. Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
(a) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
Section 10.5. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:
(a) a statement that the person making such certificate or opinion has read such covenant or condition;
(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 10.6. Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or a meeting of Securityholders of one or more Series. Any Agent may make reasonable rules and set reasonable requirements for its functions.
Section 10.7. Legal Holidays.
Unless otherwise provided by Board Resolution, Officer’s Certificate or supplemental indenture hereto for a particular Series, a “ Legal Holiday ” is any day that is not a Business Day. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
Section 10.8. No Recourse Against Others.
A director, officer, employee or stockholder (past or present), as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
Section 10.9. Counterparts.
This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
Section 10.10. Governing Laws.
THIS INDENTURE AND THE SECURITIES, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE INDENTURE OR THE SECURITIES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO

CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
Section 10.11. No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 10.12. Successors.
All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.
Section 10.13. Severability.
In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 10.14. Table of Contents, Headings, Etc.
The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 10.15. Securities in a Foreign Currency.
Unless otherwise specified in a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate delivered pursuant to Section 2.2 of this Indenture with respect to a particular Series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all Series or all Series affected by a particular action at the time outstanding and, at such time, there are outstanding Securities of any Series which are denominated more than one currency, then the principal amount of Securities of such Series which shall be deemed to be outstanding for the purpose of taking such action shall be determined by converting any such other currency into a currency that is designated upon issuance of any particular Series of Securities. Unless otherwise specified in a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate delivered pursuant to Section 2.2 of this Indenture with respect to a particular Series of Securities, such conversion shall be at the spot rate for the purchase of the designated currency as published in The Financial Times in the “Currency Rates” section (of, if The Financial Times is no longer published, or if such information is no longer available in The Financial Times, such source as may be selected in good faith by the Company) on any date of determination. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a Series denominated in currency other than Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture.

All decisions and determinations provided for in the preceding paragraph shall, in the absence of manifest error, to the extent permitted by law, be conclusive for all purposes and irrevocably binding upon the Trustee and all Holders.
Section 10.16. Judgment Currency.
The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest or other amount on the Securities of any Series (the “ Required Currency ”) into a currency in which a judgment will be rendered (the “ Judgment Currency ”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “ New York Banking Day ” means any day except a Saturday, Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.
Section 10.17. Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
ARTICLE XI.
SINKING FUNDS
Section 11.1. Applicability of Article.
The provisions of this Article shall be applicable to any sinking fund for the retirement of the Securities of a Series if so provided by the terms of such Securities PURSUANT TO Section 2.2 and except as otherwise permitted or required by any form of Security of such Series issued pursuant to this Indenture.

The minimum amount of any sinking fund payment provided for by the terms of the Securities of any Series is herein referred to as a “ mandatory sinking fund payment ” and any other amount provided for by the terms of Securities of such Series is herein referred to as an “ optional sinking fund payment .” If provided for by the terms of Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 11.2. Each sinking fund payment shall be applied to the redemption of Securities of any Series as provided for by the terms of the Securities of such Series.
Section 11.2. Satisfaction of Sinking Fund Payments with Securities.
The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any Series to be made pursuant to the terms of such Securities (1) deliver outstanding Securities of such Series to which such sinking fund payment is applicable (other than any of such Securities previously called for mandatory sinking fund redemption) and (2) apply as credit Securities of such Series to which such sinking fund payment is applicable and which have been repurchased by the Company or redeemed either at the election of the Company pursuant to the terms of such Series of Securities (except pursuant to any mandatory sinking fund) or through the application of permitted optional sinking fund payments or other optional redemptions pursuant to the terms of such Securities, provided that such Securities have not been previously so credited. Such Securities shall be received by the Trustee, together with an Officer’s Certificate with respect thereto, not later than 15 days prior to the date on which the Trustee begins the process of selecting Securities for redemption, and shall be credited for such purpose by the Trustee at the price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities in lieu of cash payments pursuant to this Section 11.2, the principal amount of Securities of such Series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such Series for redemption, except upon receipt of a Company Order that such action be taken, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided , however , that the Trustee or such Paying Agent shall from time to time upon receipt of a Company Order pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that Series purchased by the Company having an unpaid principal amount equal to the cash payment required to be released to the Company.
Section 11.3. Redemption of Securities for Sinking Fund.
Not less than 45 days (unless otherwise indicated in the Board Resolution, supplemental indenture hereto or Officer’s Certificate in respect of a particular Series of Securities) prior to each sinking fund payment date for any Series of Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that Series pursuant to the terms of that Series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that Series pursuant to Section 11.2, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days (unless otherwise indicated in the Board Resolution, Officer’s Certificate or supplemental indenture in respect of a particular Series of Securities) before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.2 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.3. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.4, 3.5 and 3.6.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

HEMISPHERX BIOPHARMA, INC.

By:
Name:
Its:

[ ], as Trustee

By:
Name:
Its:

Exhibit 5.1

SILVERMAN SHIN BYRNE & GILCHREST PLLC
June 24, 2015

Board of Directors
Hemispherx Biopharma, Inc.
One Penn Center
1617 JFK Boulevard
Philadelphia, Pennsylvania 19103

Re:	Registration Statement on Form S-3; $$77,849,014 Aggregate
Offering Price of Securities of Hemispherx Biopharma, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Hemispherx Biopharma, Inc., a Delaware corporation (the “Company”), in connection with the filing on June 24, 2015, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), pertaining to the registration of up to $$77,849,014 in aggregate offering price of securities for sale from time to time. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement (both as herein defined) other than as expressly stated herein with respect to the issuance of the Debt Securities, the Preferred Stock, the Common Stock, the Warrants and the Units (each as defined below).

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a base prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Registration Statement registers the offering by the Company of (i) one or more series of debt securities of the Company, which may be either senior, senior subordinated or subordinated debt securities (the “Debt Securities”), (ii) one or more series of preferred stock, par value $0.01 per share (the “Preferred Stock”), of the Company, (iii) shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company, (iv) debt warrants to purchase Debt Securities (the “Debt Warrants”) and equity warrants to purchase Preferred Stock or Common Stock (the “Equity Warrants” and together with the Debt Warrants, the “Warrants”) and (v) units consisting of two or more of the Securities (as defined below) (the “Units”). The Debt Securities, Preferred Stock, Common Stock, Warrants and Units plus any additional Debt Securities, Preferred Stock, Common Stock, Warrants or Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement are collectively referred to herein as the “Securities.” Any Debt Securities may be exchangeable for and/or convertible into shares of Common Stock or Preferred Stock or into other securities. The Preferred Stock may also be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock or into other securities. The Debt Securities may be issued pursuant to an indenture by and between the Company and a financial institution to be identified therein as trustee in the form included as Exhibit 4.2 to the Registration Statement, as such indenture may be supplemented from time to time (the “Indenture”). The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) by and between the Company and a bank or trust company to be identified therein as warrant agent. The Units may be issued under one or more unit agreements (each, a “Unit Agreement”) between the Company and a third party to be identified therein as unit agent. The Indenture, the Warrant Agreements and the Unit Agreements are herein collectively called the “Agreements.”

In our capacity as the Company’s counsel in connection with the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. We have examined the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

We are opining herein as to the General Corporation Law of the State of Delaware, and with respect to the opinions set forth in paragraphs 3, 4 and 5 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Insofar as the opinions expressed herein relate to matters of United States federal laws or regulations or to matters of the General Corporation Law of the State of Delaware, we have relied exclusively on the latest standard compilations of such statutes and laws as reproduced in commonly accepted unofficial publications available to us.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
1. When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action, such shares of Common Stock will be validly issued, and the Common Stock will be fully paid and nonassessable.

2. When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation, as amended, and authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3. When the Indenture has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular Debt Security have been duly established in accordance with such Indenture and authorized by all necessary corporation action of the Company, and such Debt Security has been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Indenture and in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action, such Debt Security will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4. When a Warrant Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with such Warrant Agreement and authorized by all necessary corporate action of the Company, and the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Warrant Agreement and in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action), the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. When a Unit Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Units have been duly established in accordance with such Unit Agreement and authorized by all necessary corporate action of the Company, and the Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Unit Agreement and in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action (assuming the constituent securities of the Units have been duly authorized and reserved for issuance by all necessary corporate action), the Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) provisions purporting to make a guarantor primarily liable rather than as a surety, (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (q) any provision to the extent it requires that a claim with respect to the Debt Securities (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (r) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (i) that each of the Agreements, Debt Securities, Warrants and Units (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (ii) that each of the Documents will be duly authorized, executed and delivered by the parties thereto, (iii) that each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (iv) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Silverman Shin Byrne & Gilchrest PLLC
Silverman Shin Byrne & Gilchrest PLLC

Exhibit 12.1
STATEMENT OF COMPUTATION OF RATIOS
(in thousands, except ratios)

	Year ended December 31,					Three Months Ended March 31, 2015
	2010	2011	2012	2013	2014
Earnings:
Income (loss) before income taxes	$(13,136)	$(9,015)	$(17,354)	$(16,225)	$(17,450)	$(3,445)
Add: Fixed charges	11	41	24	16	11	2

Earnings as defined	$(13,125)	$(8,974)	$(17,330)	$(16,209)	$(17,439)	$(3,443)

Fixed charges:
Interest expensed	$11	$41	$24	$16	$11	$2
Estimated premiums, discounts and capital expenses related to debt	-	-	-	-	-	-

Total fixed charges	$11	$41	$24	$16	$11	$2

Ratio of earnings to fixed charges (1)	—	—	—	—	—	—

(1)
For purposes of computing this ratio of earnings to fixed charges, fixed charges consist of interest expense and premiums, discounts and capital expenses related to debt (loss) before income taxes plus fixed charges. Earnings were insufficient to cover fixed charges by approximately $13.1 million, $9.0 million, $17.3 million, $16.2 million and $17.5 million for the years ended December 31, 2010, 2011, 2012, 2013 and 2014 and $3.4 million for the first three months of 2015. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding as of the date of this prospectus.

Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 (SEC file No. 000-27072) of Hemispherx Biopharma, Inc. of our reports dated March 19, 2015 relating to our audits of the consolidated financial statements, included in the Annual Report on Form 10-K of Hemispherx Biopharma, Inc. for the year ended December 31, 2014.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey LLP

Blue Bell, Pennsylvania
June 25, 2015